Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements

	Nine months ended September 30,	Year ended December 31,
(dollars in thousands)	2004	2003	2002	2001	2000	1999
a. Ratio of Earnings to Fixed Charges

Including Interest on Deposits

Earnings:
Income from operations before income taxes	$431,570	$324,273	$200,016	$233,747	$1,139,992	$930,762
Fixed charges	379,029	646,595	799,907	960,241	894,923	459,549

Earnings, for computation purposes	$810,599	$970,868	$999,923	$1,193,988	$2,034,915	$1,390,311

Fixed Charges:
Interest on borrowings	$51,506	$52,239	$42,700	$61,332	$61,797	$91,634
Interest on deposits	324,583	581,551	729,294	872,977	812,982	356,736
Portion of rents representative of the interest factor	2,940	12,805	27,913	25,932	20,144	11,179

Fixed charges, including interest on deposits, for computation purposes	$379,029	$646,595	$799,907	$960,241	$894,923	$459,549

Ratio of earnings to fixed charges, including interest on deposits	2.14	1.50	1.25	1.24	2.27	3.03

Excluding Interest on Deposits

Earnings:
Income from operations before income taxes	$431,570	$324,273	$200,016	$233,747	$1,139,992	$930,762
Fixed charges	54,446	65,044	70,613	87,264	81,941	102,813

Earnings, for computation purposes	$486,016	$389,317	$270,629	$321,011	$1,221,933	$1,033,575

Fixed Charges:
Interest on borrowings	$51,506	$52,239	$42,700	$61,332	$61,797	$91,634
Portion of rents representative of the interest factor	2,940	12,805	27,913	25,932	20,144	11,179

Fixed charges, excluding interest on deposits, for computation purposes	$54,446	$65,044	$70,613	$87,264	$81,941	$102,813

Ratio of earnings to fixed charges, excluding interest on deposits	8.93	5.99	3.83	3.68	14.91	10.05

	Nine months ended September 30,	Year ended December 31,
(dollars in thousands)	2004	2003	2002	2001	2000	1999
b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements(1)

Including Interest on Deposits

Earnings:
Income from operations before income taxes	$431,570	$324,273	$200,016	$233,747	$1,139,992	$930,762
Fixed charges	379,029	646,595	799,907	960,241	894,923	459,549

Earnings, for computation purposes	$810,599	$970,868	$999,923	$1,193,988	$2,034,915	$1,390,311

Fixed Charges and Preferred Stock Dividend Requirements:
Interest on borrowings	$51,506	$52,239	$42,700	$61,332	$61,797	$91,634
Interest on deposits	324,583	581,551	729,294	872,977	812,982	356,736
Portion of rents representative of the interest factor	2,940	12,805	27,913	25,932	20,144	11,179

Fixed charges, including interest on deposits, for computation purposes	$379,029	$646,595	$799,907	$960,241	$894,923	$459,549

Preferred stock dividend requirements	—	—	—	—	—	—

Fixed charges and preferred stock dividend requirements, including interest on deposits, for computation purposes	$379,029	$646,595	$799,907	$960,241	$894,923	$459,549

Ratio of earnings to combined fixed charges and preferred stock dividend requirements, including interest on deposits	2.14	1.50	1.25	1.24	2.27	3.03

Excluding Interest on Deposits

Earnings:
Income from operations before income taxes	$431,570	$324,273	$200,016	$233,747	$1,139,992	$930,762
Fixed charges	54,446	65,044	70,613	87,264	81,941	102,813

Earnings, for computation purposes	$486,016	$389,317	$270,629	$321,011	$1,221,933	$1,033,575

Fixed Charges and Preferred Stock Dividend Requirements:
Interest on borrowings	$51,506	$52,239	$42,700	$61,332	$61,797	$91,634
Portion of rents representative of the interest factor	2,940	12,805	27,913	25,932	20,144	11,179

Fixed charges, excluding interest on deposits, for computation purposes	$54,446	$65,044	$70,613	$87,264	$81,941	$102,813

Preferred stock dividend requirements	—	—	—	—	—	—

Fixed charges and preferred stock dividend requirements, excluding interest on deposits, for computation purposes	$54,446	$65,044	$70,613	$87,264	$81,941	$102,813

Ratio of earnings to combined fixed charges and preferred stock dividend requirements, excluding interest on deposits	8.93	5.99	3.83	3.68	14.91	10.05

(1)          Preferred stock dividend requirements are adjusted to represent a pretax earnings equivalent.